UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 2, 2025

Lucid Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39408	85-0891392
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

7373 Gateway Boulevard Newark, CA		94560
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (510) 648-3553
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value per share	LCID	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02	Results of Operations and Financial Condition.

Although its financial results for the quarter ended March 31, 2025 are not yet finalized, Lucid Group, Inc. (the “Company”) estimates that its financial results and certain operational information will fall within the following ranges.

	Quarter Ended March 31, 2025
	Low	High

	(in thousands)
Statement of Operations Data:
Revenue	$232,000	$236,000
Balance Sheet Data:
Cash, cash equivalents, and investments (at end of period)	$4,485,000	$4,560,000
Long-term debt (at end of period)	$2,003,461	$2,003,461

As of March 31, 2025, the Company had approximately $5.7 billion of total liquidity, consisting of (i) approximately $4.5 billion in cash, cash equivalents, and investments, (ii) $750 million available under its DDTL Credit Facility, (iii) approximately $170 million available under its ABL Credit Facility, (iv) $313 million available under its GIB Credit Facility, and (v) approximately $26 million of investment in equity securities of a related party (Aston Martin). Availability under the Company’s ABL Credit Facility is subject to the value of eligible assets in the borrowing base.

Total liquidity of approximately $5.7 billion is calculated using sum of midpoint of the estimated cash, cash equivalents, investments range, availability under the Company’s DDTL Credit Facility, ABL Credit Facility and GIB Credit Facility, and market value of the Company’s investment in equity securities of Aston Martin. Long-term debt figure includes unamortized discount and issuance costs.

In addition, during the quarter ended March 31, 2025, the Company produced 2,212 vehicles, plus over 600 additional vehicles in transit to Saudi Arabia for final assembly. During the same period, the Company delivered 3,109 vehicles.

The foregoing estimates are preliminary as the Company is in the process of completing its closing procedures for the quarter ended March 31, 2025. The preliminary estimates are based solely upon information available to the Company as of the date of this Current Report on Form 8-K and actual results may differ from these estimates subject to the completion of the Company’s quarter-end closing procedures, final adjustments and developments that may arise between now and the time the financial results for the quarter ended March 31, 2025 are finalized. Investors should refer to the actual results included in the Company’s financial statements for the quarter ended March 31, 2025 once it becomes available upon filing of the Company’s Quarterly Report on Form 10-Q.

The Company’s independent registered public accounting firm has not reviewed or performed any procedures with respect to these preliminary estimates and, accordingly, does not express an opinion or any other form of assurance about them.

Item 7.01	Regulation FD Disclosure.

The information contained in Item 2.02 of this Current Report on Form 8-K is incorporated by reference herein.

The information in this current report on Form 8-K and the exhibits attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 2, 2025

Lucid Group, Inc.

By:	/s/ Taoufiq Boussaid
	Name:	Taoufiq Boussaid
	Title:	Chief Financial Officer